Exhibit 10.7

Execution Version

AMMONIUM NITRATE SUPPLY AGREEMENT

By and Between

TERRA MISSISSIPPI NITROGEN, INC.

And

ORICA USA INC.

Dated July 21, 2005

TABLE OF CONTENTS

I.	DEFINITIONS	3

II.	TERM	9

III.	QUANTITY AND EXCLUSIVITY	10

IV.	QUALITY	13

V.	WARRANTIES	14

VI.	PRICE	14

VII.	INVOICING AND PAYMENT	22

VIII.	DELIVERY	23

IX.	INDEMNIFICATION	25

X.	TAXES	29

XI.	EVENT OF FORCE MAJEURE	29

XII.	REVIEW MEETINGS: REPORTING	30

XIII.	HARDSHIP	30

XIV.	TERMINATION	30

XV.	RIGHTS NOT WAIVED	31

XVI.	NOTICES	32

XVII.	ASSIGNMENT	32

XVIII.	INDEPENDENT CONTRACTOR	33

XIX.	NON-COMPETITION	33

XX.	#2 PRILLING PLANT CONVERSION	35

XXI.	AUDIT RIGHT	36

XXII.	ENTIRE AGREEMENT/AMENDMENT	37

XXIII.	CONFIDENTIALITY	37

XXIV.	SECTION HEADINGS	38

XXV.	LEGAL COMPLIANCE	38

XXVI.	DISPUTE RESOLUTION	38

XXVII.	GOVERNING LAW	39

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

AMMONIUM NITRATE SUPPLY AGREEMENT

THIS AMMONIUM NITRATE SUPPLY AGREEMENT is entered into on July 21, 2005 but effective as of the Effective Date (as hereinafter defined) by and between Terra Mississippi Nitrogen, Inc. (“Seller”), a Delaware corporation with principal offices at 600 Fourth Street, Sioux City, Iowa 51101, and Orica USA Inc. (“Buyer”), a Delaware corporation with principal offices at 33101 East Quincy Avenue, Watkins, Colorado 80137.

RECITALS

A. Seller is in the business of manufacturing and selling agricultural and industrial products.

B. Seller currently manufactures and desires to sell to Buyer ANS (as defined below), and Buyer desires to purchase ANS from Seller, upon the terms and conditions described herein.

C. Buyer has agreed to provide the necessary process design to assist Seller to convert Seller’s Facility (as defined below) to the production of IGAN (as defined below) and agreed to pay the Facility Fee (as defined below) to reimburse Seller for the costs of such conversion.

D. Upon completion of the Conversion Project (as defined below), Seller desires to sell, and Buyer desires to purchase, IGAN, upon the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements contained herein, Seller and Buyer agree as follows:

I. DEFINITIONS

Whenever used in this Agreement, the following terms shall have the following respective meanings (such terms to be applicable equally to the singular as well as the plural forms of the terms defined):

“#2 IGAN Project” shall have the meaning set forth in Article XX of this Agreement.

“Additional Capacity” shall have the meaning set forth in Section III.D of this Agreement.

“Affected Party” shall have the meaning set forth in Section XIII.A of this Agreement.

“Affiliated Company” shall have the meaning set forth in Section XVII of this Agreement.

“AGAN” shall mean agricultural grade ammonium nitrate.

“Agreement” shall mean this Ammonium Nitrate Supply Agreement, and any Schedules or Exhibits hereto, as the same may be amended from time to time in accordance with the provisions set forth herein.

“ANS” shall mean ammonium nitrate solution meeting the Specifications.

“ANS Throughput Fee” shall have the meaning set forth in Section VI.E. of this Agreement.

“Annual Reserved Capacity” shall mean, for Contract Years commencing in *** and thereafter, ***% of Buyer’s actual purchases of Shipped ANS and IGAN during the preceding Contract Year, but in no event to exceed *** Tons for Shipped ANS and ***Tons for IGAN.

“Base Reserved Capacity” shall mean (i) for IGAN, *** Tons; and (ii) for Shipped ANS, *** Tons (of which ***Tons shall be Tranche 1 Shipped ANS and *** Tons shall be Tranche 2 Shipped ANS).

“Buyer” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Buyer Indemnitees” shall have the meaning set forth in Section IX.A. of this Agreement.

“Claim” shall mean any action, suit, proceeding, hearing, investigation, audit, litigation, charge, complaint, claim, or demand by any Person.

“Commercial Explosives” shall mean explosives and related products and services used in mining, quarrying, construction, seismic and related applications.

“Commissioned” or “Commissioning” shall mean the first business day after which the last of all of the following have occurred: (a) all materials, supplies, goods, tools, machinery and equipment comprising the converted Facility have been constructed, erected, installed, inspected and tested in accordance with the Project Definition and the design and engineering documents created by Seller based on the Project Definition, both as subsequently amended by mutual agreement, and the converted Facility has been tied in to Seller’s Plant, in each case to the extent necessary to permit the safe and sound startup and operation of the converted Facility as a fully integrated system (but excluding correction of minor non-operational matters such as painting, signage and landscaping), (b) the converted Facility has been in reasonably continuous operation (subject to storage limitations) and has produced at least an average daily volume of *** Tons of IGAN over a period of fourteen (14) consecutive days, as demonstrated by performance tests conducted by Seller, (c) Buyer has conducted testing establishing to its satisfaction that the converted Facility is producing IGAN meeting the Specifications during the time period in subparagraph (b) above, (d) the Parties have executed a writing indicating their agreement that the standards set forth in clauses (a) through (c) have been satisfied, and (e) Seller has obtained all Permits required by applicable Laws for operation of the Facility.

“Contract Year” shall mean, except for the Initial Contract Year, a period of twelve (12) consecutive Months, commencing on January 1 and ending on December 31 of the same year.

“Conversion Agreement” shall mean that certain Conversion Agreement of even date herewith pursuant to which Seller has agreed to convert the Facility on the terms and conditions described therein.

“Conversion Kit” shall mean the Drums, pre-dryer conveyors, pre-dryer air preheaters, pre-dryer fan, dryer elevator, dryer air preheater, dryer fan, pre-cooler elevator, pre-cooler conveyers, and other machinery and equipment constructed and installed in the converted Facility pursuant to the Project Definition.

“Conversion Kit Proceeds” shall have the meaning set forth in Section VI.D.2. of this Agreement.

“Conversion Project” shall mean the conversion of the Facility for the manufacture of IGAN pursuant to and as further defined in the Conversion Agreement.

“Conversion Project Capital Budget” shall have the meaning assigned it in the Conversion Agreement.

“Damages” shall mean any and all Claims, losses, liens, injuries to persons or property, and causes of action of every kind and character including strict liability claims and administrative law actions and orders, including but not limited to, the amounts of judgments, fines, penalties, interest, court costs, investigation expenses, and costs and legal fees (including but not limited to attorneys’ and experts’ fees), but shall in no event, as between or among Buyer, Buyer’s Indemnitees, Seller, and Seller’s Indemnitees, include special, indirect, consequential, punitive, exemplary or other similar damages, including Claims for lost profits, lost business opportunities or business interruption.

“Delivery” or “Delivered” shall mean the point and at such time as the Product reaches the Delivery Point.

“Delivery Point” shall mean (i) for Shipped ANS, where the ANS loading pipe flange connects with Buyer’s or Nelson Brothers’ transportation equipment, and (ii) for IGAN, where the IGAN loading equipment enters Buyer’s or Nelson Brothers’ transportation equipment.

“Effective Date” shall mean the date upon which the converted Facility is Commissioned and Seller possesses the legal and physical capacity to provide IGAN and the related storage and loading services hereunder upon the terms and conditions described herein, subject to Section II.B. hereof regarding the Facility Fee.

“Event of Force Majeure” shall mean any strike or other labor trouble, fire, flood, riot, war, embargo, accident, acts of God or terrorism, requisition or direction by Governmental or Regulatory Authority, priorities or compliance with governmental action or any Law, shortage of essential materials or equipment, or any other circumstance beyond reasonable control of the obligee, whether similar to or dissimilar from the above enumerated causes.

“Expansion Capital Expenditure” shall mean budgeted capital expenditure projects relating to the Facility during the Term which are used (i) to increase, or are intended to result in an increase in, the IGAN production capacity of the Facility beyond the capacity achieved by the Conversion Project, or (ii) to improve, or are intended to result in an improvement in, the efficiency of the Facility beyond the efficiency achieved by the Conversion Project, or (iii) to enhance, or are intended to result in an enhancement of, the quality of the IGAN produced at the Facility above the Specifications set forth in Exhibit B hereto.

“Facility” shall mean the #3 ammonium nitrate prilling plant, the #4 finishing train, the Storage Dome and associated loadout equipment within the Plant.

“Facility Fee” shall mean that portion of the Price for IGAN to be paid by Buyer to Seller Monthly as set forth in Section VI.D.1. of this Agreement.

“Forecasts” shall have the meaning set forth in Section III.E. of this Agreement.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“IGAN” shall mean industrial grade ammonium nitrate prills meeting the Specifications.

“Indemnified Party” shall have the meaning set forth in Section IX.C. of this Agreement.

“Indemnifying Party” shall have the meaning set forth in Section IX.C. of this Agreement.

“Initial Contract Year” shall mean the period from the Effective Date through the next succeeding December 31.

“Initial Term” shall have the meaning set forth in Section II.A. of this Agreement.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements in effect on the date of this Agreement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liability” or “Liabilities” means all Claims and Damages, regardless of whether any such Claims or Damages would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles or are known as of the Effective Date.

“Maintenance Expenditures” shall have the meaning set forth in Section VI.E.1. of this Agreement.

“Maintenance Budget” shall have the meaning set forth in Section VI.E.1. of this Agreement.

“Month” shall mean a calendar month.

“Nelson Brothers” shall mean Nelson Brothers, LLC, a joint venture between Buyer and Nelson Brothers Management Services, Inc.

“Non-Affected Party” shall have the meaning set forth in Section XIII.A of this Agreement.

“Notice of Claim” shall have the meaning set forth in Article IX hereof.

“Order” means any writ, judgment, judicial decision, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Output” shall have the meaning set forth in Article XX of this Agreement.

“Party” means Buyer or Seller, as the case may be, and “Parties” shall, unless the context dictates otherwise, mean Buyer and Seller collectively.

“Permit” shall mean means any permit, license, exemption, action, certificate of authority, authorization, approval, or registration issued by or required to be issued by a Governmental or Regulatory Authority in connection with ownership or operation of the Facility.

“Person” shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Permitted Successor or Assign” shall have the meaning set forth in Section XVII of this Agreement.

“Plant” shall mean Seller’s ammonia, nitric acid, ANS, AGAN, and urea ammonium nitrate solution manufacturing facility and site located in Yazoo County, Mississippi.

“PPI” shall mean the U.S. Department of Labor, Bureau of Labor Statistics, Producer Price Index Finished Goods/Less Food and Energy for the most recent Contract Year.

“PPI Base” shall mean the PPI for Contract Year 2008.

“Price” shall mean the purchase price per Ton of IGAN and of Shipped ANS (divided between Tranche 1 Shipped ANS and Tranche 2 Shipped ANS), as set forth in Section VI of this Agreement.

“Products” shall mean IGAN and Shipped ANS.

“Project Definition” shall mean the document prepared by Buyer and agreed to by Seller entitled “Project South Project Definition” (No. EN2364 – PD – 001 (Rev F), which incorporates the Process Design (as defined in the Conversion Agreement) and which Seller shall use a basis for carrying out the Conversion Work (as defined in the Conversion Agreement) and completing the Conversion Project (as defined in the Conversion Agreement).

“Quarter” shall mean a calendar quarter.

“Related Agreements” means this Agreement, the Conversion Agreement and the Interim Supply Agreement dated July 21, 2005 between the Parties.

“Scales” shall have the meaning set forth in Section III.F. of this Agreement.

“Seller” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Seller’s Blue Book” shall mean Seller’s Monthly ****************** report, by product, for each plant or other facility comprising the Plant.

“Seller Indemnitees” shall have the meaning set forth in Section IX.B. of this Agreement.

“Shipped ANS” shall mean ANS that meets Specifications for Delivery to Buyer and Buyer’s customers in such form. For purposes of determining the Price for Shipped ANS, Shipped ANS shall be divided between “Tranche 1 Shipped ANS” (as shipped to Orica) and “Tranche 2 Shipped ANS” (as shipped to Nelson Brothers).

“Side Letter Agreement” means the letter agreement between the Parties and other Persons dated July 21, 2005 regarding the capital for the Conversion Project.

“Specifications” shall mean the specifications as set forth in Exhibit B, attached to this Agreement. For purposes of this definition, Tranche 1 Shipped ANS and Tranche 2 Shipped ANS shall have the same Specifications.

“Storage Dome” shall mean Seller’s storage dome at the Plant which is capable upon Commissioning of storing approximately 3,600 Tons of IGAN, based upon Buyer’s storage pile height recommendation.

“Term” shall have the meaning set forth in Section II.A. of this Agreement.

“Territory” shall mean the United States of America, Canada, and Mexico.

“Ton” shall mean a short ton of two thousand (2,000) pounds avoirdupois.

“Tranche 1 Shipped ANS” shall have the meaning set forth in the definition of Shipped ANS herein.

“Tranche 2 Shipped ANS” shall have the meaning set forth in the definition of Shipped ANS herein.

“True-Up Date” shall have the meaning set forth in Section VII.D. hereof.

II. TERM

A.

Subject to paragraph B below, this Agreement shall continue in force and effect for an initial term commencing on the Effective Date and ending on December 31, 2016 (the “Initial Term”). Either Party shall have the right to terminate this Agreement effective at the end of the Initial Term by giving the other Party notice by December 31, *** of its intention to so terminate. If neither Party gives notice by December 31, ***, the Agreement shall automatically be extended to December 31,

***; and if neither Party gives notice by December 31, ***, the Agreement shall automatically be extended to December 31, ***; and thereafter mutatis mutandis on an every **-years basis. The Initial Term and any extension thereof shall be referred to in this Agreement as the “Term.”

B.	Notwithstanding Section II.A. hereof, this Agreement shall nevertheless be effective from and after the date of its execution solely to govern Buyer’s obligations in respect of the Facility Fee as more particularly described in Section VI.D. hereof.

III. QUANTITY AND EXCLUSIVITY

A.	For Contract Years through ***, Seller shall make available to Buyer Products up to the Base Reserved Capacity. Buyer shall have the exclusive right, but not the obligation, to purchase and take delivery of Products up to the Base Reserved Capacity through Contract Year ***.

B.	For Contract Years commencing in ***, Seller shall make available to Buyer Products up to the Annual Reserved Capacity. Buyer shall have the exclusive right, but not the obligation, to purchase and take delivery of Products up to the Annual Reserved Capacity. The exclusivity provisions of this Section III.B shall continue in force and effect through the end of Contract Year *** and thereafter during all subsequent Contract Years unless and until the occurrence of the following:

1.	Subject to Seller’s election not to supply the ************ Tons of IGAN as more fully described in Section VI.A.2. of this Agreement, in which case Buyer shall for purposes of this Section III.B.1. be deemed to have purchased and receive a credit for such Tons, if Buyer ********* have not purchased an aggregate of ****** Tons of Products from the Effective Date through the end of Contract Year ***, which quantity shall be pro-rated as to IGAN only (and not ANS) in the event and to the extent the Effective Date is later than ****************, Seller shall have the right, but not the obligation, to give Buyer notice in ****** of Seller’s intention to terminate, effective *********, ****** Buyer’s exclusive right to purchase the Products. If Seller has timely delivered such notice and if Buyer **************** do not purchase an aggregate of at least *** Tons of Products in Contract Year ***, Buyer shall no longer have the exclusive right to purchase Products in Contract Year *** or thereafter. If Buyer *************** do purchase an aggregate of at least *** Tons of Products in Contract Year ***, then Buyer shall retain the exclusive right to purchase Products in Contract Year ***, and such Seller’s notice shall become null and void.

2.	Subject to Seller’s election not to supply the *********Tons of IGAN as more fully described in Section VI.A.II of this Agreement, in which case Buyer shall for purposes of this Section III.B.2. be deemed to have purchased and receive a credit for such Tons, if Buyer ********* have not purchased an aggregate of ****** Tons of Products in Contract Year *** or any subsequent Contract Year, Seller shall have the right, but not the obligation, to give Buyer notice in ****** of the succeeding Contract Year of Seller’s intention to terminate Buyer’s exclusive right to purchase the Products during the Contract Year following the year in which notice is given. If Seller has timely delivered such notice and if Buyer ********* do not purchase an aggregate of at least ****** Tons of Products in the Contract Year in which notice is given, Buyer shall no longer have the exclusive right to purchase the Products in the Contract Year following the year in which notice is given or thereafter. If Buyer **************** do purchase an aggregate of at least ****** Tons of Products in the Contract Year in which notice is given, then Buyer shall retain the exclusive right to purchase Products in the Contract Year following the year in which notice is given, and such Seller’s notice shall become null and void.

C.	In the event that Buyer’s exclusive right to purchase Products is no longer applicable as a result of the operation of Paragraph B. above, this Agreement shall nevertheless continue in full force and effect on the following basis:

1.	The Price shall continue to be calculated as described herein;

2.	The Annual Reserved Capacity shall continue to be calculated as described herein;

3.	Subject to and after making available the Annual Reserved Capacity to Buyer and subject to subparagraph III.C.4. below as to IGAN, Seller shall be entitled to sell Products and AGAN for use in Commercial Explosives applications in the Territory; and

4.	Subject to and after making available the *********************** to Buyer, Seller shall be entitled to use any ********************** at the Facility to produce IGAN for ***************, in which event (i) ********** of operating the Facility as provided herein, and (ii) ***************************************************

D.	In the event that, during any Contract Year, Buyer requires Products in excess of the Base Reserved Capacity or the Annual Reserved Capacity (as applicable, the “Additional Capacity”), and such Additional Capacity is available at the Plant, Seller may, at its option, make available such Additional Capacity to Buyer at either the Price or on price terms otherwise agreed to by the Parties.

E.	Beginning on the Effective Date and thereafter on or before the seventh business day of each Month during the Term, Buyer will provide Seller with a rolling 120-day forecast of the requirements of Buyer for each Product (the “Forecasts”). The Parties agree that the Forecasts are estimates only, and that Buyer shall not be obligated to purchase the quantity of Products set forth in any Forecast. Buyer’s annual Forecast for the Initial Contract Year is ****** Tons of Shipped ANS and ****** Tons of IGAN, which quantity shall be pro-rated as to IGAN only (and not ANS) in the event the Effective Date is later than ********* Buyer’s annual Forecast for Contract Year *** is ****** Tons of Shipped ANS and ****** Tons of IGAN. Buyer’s annual Forecast for Contract Year *** is ****** Tons of Shipped ANS and ****** Tons of IGAN.

F.	Seller shall install, own and operate scales and other measurement facilities (the “Scales”) in order to measure the Tons of Product delivered by Seller to Buyer under this Agreement. Such Scales shall include without limitation:

1.	Scales suitable to determine the weights of rail and truck shipments of ANS and IGAN; and

2.	Laboratory and analytical services and facilities capable of performing all necessary quality control methods and procedures, including scale calibration.

Seller shall calibrate the Scales as required for state certification by applicable Mississippi law, and shall maintain and repair the Scales in accordance with the state of Mississippi repair and maintenance standards and laws for such Scales. All Scales shall be open to inspection by Buyer at all reasonable times. In the event either Party disputes the accuracy of any measurement taken by all or any one of the Scales, such Scales shall be tested by an independent testing agency mutually acceptable to the Parties. The expense of any such test shall be borne by the Buyer; provided that, if such independent test demonstrates that the measurements taken by the Scales are less than 99% accurate on average, then (i) the costs of the independent test shall be borne by Seller and (ii) the Scales shall be recalibrated to the standard required for state of Mississippi certification as soon as reasonably possible. The settlement of any discrepancy in Price paid as a result of inaccurate measurements shall

13

be made on the immediately succeeding invoice. If the Parties are unable to ascertain when the inaccuracy commenced, the inaccuracy will be deemed to have commenced on a date which is halfway between the date of the last recalibration and the date of the calibration which revealed the inaccuracy.

G.	At all times during the Term, the Buyer shall have the right to request Seller to utilize the full storage capacity of the Storage Dome to store IGAN produced at the Facility for delivery and sale to Buyer, provided that if Buyer loses exclusivity under Section III.B. hereof, then the storage capacity in the Storage Dome shall also be available for Seller’s use.

H.	Notwithstanding the foregoing in this Article III and references to sales to Nelson Brothers in this Agreement, the exclusivity rights granted hereunder by Seller are specific as to Buyer. Seller shall have no exclusivity obligation to Nelson Brothers and the Parties agree that Nelson Brothers is not intended to be a third-party beneficiary to this Agreement.

IV. QUALITY

A.	All Products Delivered shall conform to the Specifications. All claims by Buyer that any Product Delivered hereunder does not conform to the Specifications shall be made within forty-five (45) days of Delivery of such Product. Except with respect to claims based on Seller’s breach of its representations or warranties under Section V.(ii). as to title, failure to give notice of such claim within the specified time shall constitute a waiver of such claim.

B.	In the event that any Products Delivered do not conform to the Specifications, Seller shall, at Buyer’s option, either (i) Deliver to the location where the nonconformance was identified equivalent quantities of conforming Products as promptly as practical at Seller’s expense, or (ii) refund the Price paid by Buyer for the nonconforming Products and any transportation and handling costs incurred by Buyer prior to determination of the nonconformance. In both cases Seller shall reimburse to Buyer all costs incurred by Buyer to dispose of nonconforming Products provided however that Buyer shall make all reasonable efforts to cooperate with Seller to minimize such disposal costs. The foregoing remedies are not exclusive and, except as expressly provided to the contrary herein, Buyer shall be entitled to all rights and remedies otherwise available to it under applicable law.

C.	Buyer and Seller shall mutually agree on any IGAN additives or coatings.

V. WARRANTIES

Seller represents and warrants that (i) at the time of Delivery to the Delivery Point, the Products will conform to Specifications, and (ii) Seller will convey good and marketable title to the Products, free and clear of any and all liens, mortgages, security interests, charges or other encumbrances. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER ASSUMES NO OTHER LIABILITY WITH RESPECT TO PRODUCT AND MAKES NO OTHER WARRANTY WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, EXPRESSED OR IMPLIED, WITH RESPECT THERETO.

VI. PRICE

A.	The Price of the Products shall be calculated as follows:

1.	ANS:

a.	For Tranche # 1 ANS shall be the sum of:

i.	the annual *************************************** as determined by the “Ammonia Based Version” of “Yazoo City AN Synthesis” in Seller’s Blue Book, including, once Seller has fully recovered its investment, if any, to achieve such efficiencies, any and all efficiency improvements at the Plant such as, but not limited to, changes in the Seller’s costs to purchase and deliver natural gas by pipeline to the Plant, except that fixed costs may be limited by this Subsection VI. A. 1. a., plus

ii.	the annual *************************************** of “Turnaround Amortization” in Seller’s Blue Book, plus

iii.	the annual *************************************** of “Catalyst Amortization, Excluding Fabrication” in Seller’s Blue Book, plus

iv.	a markup to Seller equal to **************************************************, plus

v.	the annual *************************************** of “Depreciation” in Seller’s Blue Book, not to exceed *** per Ton of ANS.

The annual ****************************************** component of the ****************** of ANS applicable to and payable by Buyer shall not, when multiplied by the actual annual Quantity of ANS for Contract Year ***, exceed *** (****** Tons / ****** Tons – to be proportionately reduced if and to the extent the Effective Date is later than *********) of the annual *************************************** for “Yazoo City AN Synthesis”. The corresponding figures in Contract Year *** would be *** (****** Tons / ****** Tons) and in subsequent Contract Years *** (****** Tons / ****** Tons) based on Buyer’s Forecasts in Section III.E. hereof, which Forecasts are subject to change as provided therein.

b.	For Tranche # 2 ANS shall be, for the period through Calendar Year *** and thereafter (unless Seller provides Buyer with ********* prior written notice to terminate this pricing for Tranche #2 ANS), ****** per Ton of ANS, based upon a “burner tip” cost of natural gas at the Plant of *** per mmbtu (calculated as a NYMEX Henry Hub natural gas price of *** per mmbtu plus *** per mmbtu pipeline delivery cost). Prior to such termination notice, such Price shall be adjusted ****** by a natural gas into ANS usage factor of *** multiplied by the difference between *** per mmbtu and Index price, in dollars per mmbtu, indicated under ************ example, the ****** price equals ****** per mmbtu. If Seller provides Buyer with ****** prior written notice to terminate this pricing calculation for Tranche # 2 ANS, such notice not to be effective earlier than *********, then the Tranche # 2 ANS Price will no longer be in effect as of the effective date of such notice and the Tranche # 2 ANS Price will thereafter be the same as the Tranche # 1 ANS Price. The Tranche # 2 ANS Price shall not, at any time or under any circumstance, exceed the then applicable Tranche # 1 ANS Price.

2.	IGAN:

a.	For ************ Tons per year, shall be the sum of:

i.	the sum of **********************************************************, plus

ii.	a markup to Seller equal to the sum calculated pursuant to Section VI. A. 2. a. i. above***************** ***************************************************:

Contract Years 2006 and 2007	*********************************
Contract Years 2008 and 2009	*********************************
Contract Years 2010 and 2011	*********************************
Contract Years 2012 and 2013	********************************* ****************************
Contract Years 2014 and thereafter	********************************* ****************************

For purposes of the *** adjustment referenced above, for Contract Years *** and ***, the ****** mark-up to Seller will be calculated as follows: ********* ***. For Contract Years *** and beyond, the ****** mark-up to Seller will be calculated as follows: ***************. For example, in ***, the ****** mark-up to Seller would be calculated as follows: ******************************************* ****************************************************. In Contract Year ***, the *** from *** would determine the ****** with the same pattern for each succeeding Contract Year; plus

iii.	the annual ***************************************** of “Depreciation” in Seller’s Blue Book, not to exceed *** per Ton of ANS,

the sum of the costs determined pursuant to Sections VI. A. 2. a. i., ii. and iii. above then *********

iv.	the actual annual ANS into IGAN usage factor in Tons of ANS per Ton of IGAN, as determined in Seller’s Blue Book, plus

v.	the annual *************************************** in Seller’s Blue Book, plus

vi.

the annual *************************************** for the Facility, as determined in Seller’s Blue Book; with the exceptions being that (A) during Contract Years *** and ***, the annual *********** ************************ shall be calculated on the basis that the Buyer bears, during Contract Year ***, not more than *** (****** Tons / ****** Tons

– to be proportionately reduced if and to the extent the Effective Date is later than ******) of the annual ****************************************** for the Facility and, during Contract Year ******** (****** Tons / ****** Tons) of the annual ************************************************* for the Facility, and (B) commencing in Contract Year *** and in subsequent Contract Years, Buyer shall bear the annual ******************************************** for the Facility, provided however that Seller shall bear a proportionate share of the annual ***************************** for the Facility if the Seller manufactures for its own account and sale AGAN ********* by using the Facility; and

b.	for the ****** Tons per year shall be, at Buyer’s option, either:

i.	the same Price as calculated in Section VI. A. 2. a. above, or

ii.	a Price as otherwise negotiated on a case-by-case basis by Seller and Buyer, in which event Buyer shall present to Seller ******************, and Seller shall have the option to ************************ *********. If Seller ************************** ********* presented by Buyer, then Seller shall bear a proportionate share of the annual “Actual – Total Spending” of the “Total - Fixed Costs (Cash Only)” for the Facility, attributable to the *************** ************ by Seller, calculated based on the ratio that the Tons of IGAN represented by the ********* ****** by Seller bears to 260,000 Tons, provided that Seller shall not bear such proportionate share of the annual “Actual – Total Spending” of the “Total - Fixed Costs (Cash Only)” for the Facility, attributable to the *************** by Seller, if the Price of IGAN required by Buyer to realize such opportunity would result in Seller receiving ****************** ****** such IGAN.

B.	IMPORTED AMMONIA:

In the event that Seller elects to idle the ammonia production plant at its Plant, or is otherwise unable to produce ammonia at its Plant, and procures ammonia supplied from another source or sources in connection with the manufacture of ANS and IGAN for Buyer, then such ammonia shall be factored into ANS and IGAN Prices as follows.

1.	Affililate Ammonia. If any such ammonia is supplied from one or more of Seller’s Affiliated Company’s North American ammonia production facilities, then the ammonia will be factored into such ANS and IGAN Prices at ****************************************************************************************** *********************************************************************************.

2.	Non-Affiliate North American Ammonia. If any such ammonia is supplied from a non-Affiliate North American source, then the ammonia will be factored into such ANS and IGAN Prices at the actual price paid by Seller to purchase the ammonia and have it delivered to the Plant.

3.	Non-North American Ammonia. If any such ammonia is supplied from offshore sources (that is, non-North American manufactured ammonia), then such ammonia shall be factored into such ANS and IGAN Prices ****************** ***********************************************************************************************. For purposes of clarity, Seller’s ****** cost for imported ammonia shall be deemed to include, without limitation, any importation charges and terminal throughput charges.

4.	North American and Non-North American Sources. If any such ammonia is supplied from both North American and Non-North American sources, then such ammonia will be factored into ANS and IGAN Prices at the ******** in 1. above, or the actual price paid in 2. *** above, by Seller to purchase the ammonia and have it delivered to the Plant based upon Seller’s ****** accounting with respect to such ammonia.

C.	FIRM-PRICED AMMONIA:

1.	Buyer shall have the right to request, upon reasonable notice to Seller and subject to Seller’s natural gas hedging policy and credit limitations in effect at the time of said notice, that Seller make firm for a period of time, not less than ********* and not more than *********, the cost of a quantity of natural gas used in the manufacture of the Products, such that the natural gas component of the ANS Price and/or IGAN Price, as the case may be, likewise be made firm for the same period of time and, after taking into account the actual usage factors involved in the manufacturing processes, in the same amount.

2.	If Buyer exercises such right and Seller purchases such natural gas on a firm basis, Buyer shall purchase from Seller the ANS and/or IGAN which corresponds to such natural gas purchases, unless

Seller is unable to manufacture such ANS and/or IGAN in which case, except to the extent Buyer otherwise directs, Seller will liquidate the natural gas position and the gains or losses resulting from said liquidation shall be for Buyer’s account.

3.	Buyer shall pay all transaction costs associated with the hedging activities described in this Section VI.C.

D.	FACILITY FEE:

1.	Seller shall provide the capital funding for the Conversion Project, in accordance with the Conversion Project Capital Budget, and Buyer shall, in addition to payment for ANS, IGAN and Maintenance and Capital Expenditures as provided for in this Article, repay, in equal Monthly installments, such capital amount with interest at an annual interest rate of *** (such amount plus such interest, the “Facility Fee”). The principal portion of the Facility Fee shall include all engineering, procurement, construction, erection, installation and Commissioning work, services, equipment, machinery and materials costs actually incurred by Seller or Buyer and paid by Seller prior to the Effective Date hereof or to be paid by Seller in the ordinary course after the Effective Date directly in connection with the Conversion Project. Buyer shall begin making the Facility Fee payments on the earlier to occur of Commissioning and ************. Buyer shall nominate, prior to the earlier to occur of Commissioning and ************, the length of the term over which the principal amount of the Facility Fee shall be repaid, such term not to be less than ********* and nor more than ************. At any time during the nominated term, Buyer shall have the option to prepay the remaining unpaid balance of the principal amount and the unpaid interest accrued to the date of such payment on the unpaid principal balance.

2.

Buyer shall be responsible for payment of the Facility Fee attributable to the portion of the Conversion Project Capital Budget actually spent by Seller until all principal and interest accrued and owing is repaid in full, regardless of whether the Facility is Commissioned, except in the events that (i) Buyer terminates the Conversion Agreement pursuant to Section 3.2 thereof, prior to the Commissioning of the Facility by reason of Seller’s breach of that Agreement as finally determined under Article X thereof; (ii) the Facility cannot be Commissioned due to Seller’s negligence in the engineering, procurement, construction, erection, installation or start-up of the Facility as finally determined under Article X of the Conversion Agreement; (iii) Buyer’s obligation to pay the Facility Fee is reduced pursuant to Section III.C.4. of this Agreement; or

(iv) Buyer terminates this Agreement pursuant to (a) Section XI.B. hereof as a result of a Seller declaration of Event of Force Majeure, provided that the Facility Fee shall be reduced in this instance (I) only if there is physical damage to the Conversion Kit and (II) only to the extent that Seller receives insurance proceeds attributable to the Conversion Kit, provided further, that any deductible paid by Seller shall not reduce Buyer’s obligation with respect to the Facility Fee, provided further that Seller has made, and hereby covenants to make, all insurance claims available to it with respect to an Event of Force Majeure that resulted in physical damage to the Conversion Kit (“Conversion Kit Proceeds”), provided further that Buyer shall continue to make the Facility Fee payments while any claim by Seller for Conversion Kit Proceeds is pending, and provided further that any Conversion Kit Proceeds shall first be credited against the balance of the Facility Fee, if any, and any remaining balance of the Conversion Kit Proceeds shall then be paid to Buyer to the extent of any Facility Fee payments made by Buyer since the date of the event giving rise to such Event of Force Majeure, (b) Section XIV.B.1.-3. hereof if Seller rejects this Agreement under the U.S. Bankruptcy Code or otherwise ceases performance hereunder as a result of an event described therein, (c) Section XIV.B.4., subject to any payments Buyer may be obligated to make pursuant to Section 3.5(d) of the Conversion Agreement if Buyer exercises its right to purchase under said Section, or (d) Section XVII. hereof.

E.	ANS THROUGHPUT FEE

In addition to payment of the Price for ANS set out in Section VI.A.1., and to reimburse Seller for its costs to construct new ANS storage and railcar loading facilities at the Plant, Buyer shall also pay to Seller *** per Ton for each Ton of ANS supplied to Buyer under this Agreement on or after the Effective Date until the earlier of (i) Buyer has paid to Seller a total of ****** or (ii) ****** years after the Effective Date, in which event Buyer shall on such date pay to Seller the difference between ****** and the amount paid to that date by Buyer.

F.	MAINTENANCE & CAPITAL EXPENDITURES:

1.

Seller’s practice is to treat all safety, health & environment and maintenance expenses for the on-going operation of the Facility (“Maintenance Expenditures”) as a fixed cost and such expenses will charged to Buyer as part of the ********************* described above. Seller shall propose, prior to October 1 of each Contract Year, an estimated annual budget (the “Maintenance Budget”) for such Maintenance Expenditures at the Facility during the following Contract Year based on Seller’s past experience in the operation of the Facility, including a reasonable contingency. Such Maintenance Budget shall, to the extent known, outline the timing and amount for individual Maintenance Expenditures, the reasons therefore, their economic or other justification and any other relevant facts. Seller and Buyer shall discuss in good faith and endeavor to agree a final Maintenance Budget within 90 days of the submission by Seller of the proposed Maintenance Budget, failing which said dispute shall be resolved in accordance with Article XXVI. hereof.

2.	Seller shall have the right to expend the Maintenance Budget without further consultation with Buyer; provided however that Seller (a) shall notify Buyer in advance of any single expenditure, or series of related expenditures, which exceed $50,000, and (b) may not exceed such Budget without Buyer’s express written approval. Notwithstanding the foregoing, Seller shall be entitled to incur emergency expenses for Buyer’s account which are necessary, in the good faith judgment of Seller, for the continued operation of the Facility in order to satisfy Seller’s IGAN sale obligations hereunder, including repairs, maintenance or other changes as may be necessary for regulatory, health or safety reasons. If Seller determines that it will exceed the Maintenance Budget or incurs any emergency expenses, Seller shall notify Buyer within three (3) business days of such determination or incurring such expense.

3.	Notwithstanding Paragraphs 1 and 2 above, Seller shall be responsible for, and shall not be entitled to recover from Buyer, the amount of any expense arising due to the negligence of Seller, the Seller Indemnitees or Seller’s contractors or subcontractors.

4.	Seller shall annually establish a five (5) year capital plan for the Plant. To the extent that such capital plan relates to the Facility, Seller shall provide Buyer with details of such plan.

5.	Buyer shall be responsible for the cost of any Expansion Capital Expenditure approved by Buyer and shall, as mutually agreed with Seller, either (a) pre-fund such Expenditure; or (b) reimburse Seller for the amount of such Expenditure made by Seller (i) in accordance with Section VII.A. of this Agreement upon presentation of reasonably detailed supporting documentation, or (ii) if Seller agrees, through an increase in the principal amount of the Facility Fee equal to the amount of the Expansion Capital Expenditure.

G.	STORAGE COSTS:

The Price shall include Seller’s cost to store ANS in Seller’s storage tanks and IGAN in the Storage Dome, weigh the Products on the Scales and Deliver the Products to the Delivery Point.

H.	PRICE EXAMPLES:

The Examples set forth in Exhibit A hereto are provided for illustrative purposes only and are not intended to represent the actual Price Buyer will pay Seller for the Products.

VII. INVOICING AND PAYMENT

A.	Shipped ANS will be billed by Seller to Buyer on a shipment-by-shipment basis (i.e., one invoice for each shipment). For billing purposes, the quantity of the shipment, on a 100% AN basis, shall be defined as the net weight of ANS in the rail car or truck trailer as determined by the Scales, and by the concentration of the Shipped ANS as determined by Seller’s standard analytical methods and procedures. The quantity of the shipment, on a 100% basis, shall be the arithmetic result of the net weight multiplied by the concentration percentage (e.g., 40,000 pounds net weight multiplied by 83% AN concentration in the ANS equals 33,200 pounds of ANS, 100% AN basis, for billing purposes).

B.	IGAN will be billed by Seller to Buyer on a shipment-by-shipment basis (i.e., one invoice for each shipment). For billing purposes, the quantity of the shipment shall be based on the net weight of IGAN in the rail car or truck trailer as determined by the Scales.

C.	Products shall be invoiced in accordance with Subsections VII.A. and B. at an estimated price (the “Interim Price”) and the difference between the Interim Price and the Price shall be reconciled initially on a Quarterly basis and finally on a Contract Year basis as described in Subsection D. below. Seller and Buyer shall cooperate in good faith to mutually agree on the Interim Price prior to the start of each Quarter. If Seller and Buyer cannot so mutually agree, then the Interim Price then being paid shall be the Interim Price for the following Quarter through the True-Up Date, after which date the Interim Price for the balance of such Quarter shall be the trued-up Price for the immediately preceding Quarter. Each invoice will include the Price for Products purchased by Buyer and will separate the Price for Shipped ANS between Tranche 1 Shipped ANS and Tranche 2 Shipped ANS.

D.

No later than the thirtieth (30th) day following the end of each Quarter (the “True-Up Date”), Seller shall calculate and provide to Buyer an adjustment which reconciles the billings based upon the Interim Price to the Price calculated based upon the year-to-date Seller’s Blue Book information as of the end of that Quarter, and Seller shall either issue a credit memo or an invoice to the Buyer, as the case may be. Such adjustment and its invoicing will take into account adjustments, if any, made at the end of previous Quarters in that Contract Year. No later than the sixtieth (60th) day following the end of each Contract Year, Seller shall calculate and provide to Buyer an adjustment which reconciles the billings based upon the Interim Price to the final Price calculated based upon the full Contract Year Seller’s Blue Book information, and Seller shall either issue a credit memo or invoice to Buyer, as the case may be.

E.	Buyer will pay all amounts on each invoice on a net thirty (30) days basis from date of invoice, subject to Tranche 2 Shipped ANS described in Paragraph F. below and disputed invoices. In the event that Buyer reasonably and in good faith disputes any invoice hereunder, Buyer shall so notify Seller within thirty (30) days from the date of the invoice, with notice to Seller of the reasons for such dispute and Buyer shall pay the portion of such invoiced amount not so disputed. Buyer shall pay the disputed portion of the invoiced amount within seven (7) days of resolution of the dispute pursuant to Article XXVI. Buyer’s failure to pay the disputed portion of any invoiced amount shall not be deemed a breach hereof.

F.	At Buyer’s request and direction, the Tranche 2 Shipped ANS will be ordered directly from Seller by Nelson Brothers, in which case Seller shall invoice Nelson Brothers for such shipments as described in Section VII.A. above. In the event that Nelson Brothers does not remit payment to Seller in accordance with the terms of this Agreement, Buyer shall remit such payment within three (3) business days of receiving notice from Seller that Nelson Brothers has failed to timely remit such payment.

VIII. DELIVERY

A.	Simultaneously with the delivery of each Forecast, Buyer shall provide to Seller its good faith estimate of the shipping schedule for the Delivery of Products during that the next succeeding Month. Each such order will include (i) the amount of IGAN to be Delivered, and (ii) the amount of Shipped ANS to be Delivered, allocated between Tranche 1 Shipped ANS and Tranche 2 Shipped ANS. Subject to such variations as may be necessitated by reason of an Event of Force Majeure as set out in Section XI., Seller shall Deliver the ordered Products, and Buyer shall take delivery of the ordered Products, at the applicable Delivery Point. Buyer shall promptly notify Seller of any known or anticipated changes that will prevent Buyer from receiving such quantities of Product during any given Month. Buyer shall also use reasonable commercial efforts to purchase Products in equal Monthly quantities during each Contract Year.

B.	Buyer shall provide all trucks and railcars necessary for the transportation of Products from the applicable Delivery Point. Unless otherwise agreed, Seller shall (i) deliver all Products supplied hereunder into railcars or truck trailers supplied by Buyer, (ii) load Products into Buyer supplied railcars and release such railcars within three (3) days from the arrival of such railcars at Seller’s Plant, and (iii) load Products into Buyer supplied trucks and release such trucks within the free loading period allowed by the carrier; provided, however, that such time frames shall be extended by any intervening weekend, holiday or Event of Force Majeure. If Seller fails to comply with the foregoing, Seller shall reimburse Buyer, within thirty (30) days of receipt of Buyer’s invoice, for all demurrage and other out-of-pocket expenses incurred by Buyer resulting from such delay. Buyer shall use commercially reasonable efforts to schedule railcars or trucks for loading at a rate that will permit Seller to load such railcars and trucks within the time frames set forth herein. Notwithstanding the foregoing in this Section VIII.B., Buyer’s use of Seller’s trackage for railcars shall be limited to fifteen (15) cars at any one time and Seller’s obligation to make Delivery to Buyer shall be limited to ****** rail cars per day for ANS, *********) rail cars per day for IGAN, ****** truck trailers per day for ANS, and ********* truck trailers per day for IGAN, and Seller shall not be responsible for any demurrage or other out-of-pocket costs incurred by Buyer due to Seller’s not loading railcars or trucks in excess of the foregoing limits. All IGAN shipped via Buyer’s truck trailers shall be subject to Buyer’s compliance with Seller’s “Delivery Notification System”. Buyer acknowledges receipt of Seller’s Delivery Notification System documentation and Seller agrees to provide Buyer with any amendments thereto.

C.	Buyer acknowledges that Seller does not currently have the capability to load IGAN into bags. If, after the date hereof, Buyer desires Seller to provide such services, it shall so notify Seller in writing, and Seller shall install such bagging equipment at Buyer’s cost as promptly as reasonably practicable upon agreement of engineering design, provided that Seller shall have sole discretion as to placement of such equipment. Seller shall not be obliged to provide manpower to operate the bagging equipment but shall use reasonable best efforts to provide such manpower or, if such efforts prove unsuccessful, assist Buyer to obtain services from a third party supplier. Seller shall have the option to match any offer made by a third-party to provide manpower to operate the bagging equipment. If Seller provides bagging services in the absence of a third party offer, Seller’s out-of-pocket costs associated with bagging the IGAN and Delivering it into Buyer’s transportation equipment, plus a commercially reasonable upcharge, shall be Buyer’s costs for such services, which shall be documented by written amendment hereto.

D.	Title, custody and risk of loss for the Products shall pass from Seller to Buyer at the applicable Delivery Point. Seller shall, at Buyer’s expense, provide transportation emergency response services to Buyer in the event an incident occurs prior to departure from the Plant of trucks and railcars loaded with Products.

IX. INDEMNIFICATION

A.	Seller agrees to be responsible for any Damages arising in connection with (i) Seller’s breach of any representation or warranty in this Agreement, (ii) Seller’s failure to Deliver Product to Buyer at the applicable Delivery Point which meets Specifications, (iii) the storage of IGAN and ANS for, and Delivery of IGAN and ANS to, Buyer, (iv) any other default by Seller in the performance of its covenants and agreements herein, (v) Seller’s operation of the Facility or the Plant or (vi) the negligence or willful misconduct of Seller’s employees and Seller’s agents or subcontractors, or any of their employees, in each instance to the fullest extent permitted by law, and Seller hereby agrees to protect, defend, indemnify, and hold Buyer, its parent company, partners, subsidiaries and any other related or Affiliated Companies, and their respective directors, officers, employees, attorneys-in-fact, agents, and Affiliated Companies, (collectively the “Buyer Indemnitees”) free and harmless from and against any and all such Damages incurred by any Buyer Indemnitee or arising in favor of any governmental agencies, third parties, contractors or subcontractors, regardless of whether such Damages are to the Buyer Indemnitees, the employees or officers of either, or any other persons or entity. The duty to defend, protect, indemnify and save the Buyer Indemnitees harmless referred to in the preceding sentence shall include, but not be limited to, Damages which result from the comparative, concurrent or contributing negligence of any person or entities including, but not limited to, the Buyer Indemnitees, their agents, employees or officers. Notwithstanding the foregoing, Seller shall not be liable for Damages to the extent resulting from the breach of Buyer’s warranties or covenants herein or the negligence or willful misconduct of the Buyer Indemnitees. Seller’s duty of indemnification shall survive the termination or expiration of this Agreement. Seller’s obligations under this Section IX.A. are guaranteed by Terra Industries Inc. pursuant to that certain Continuing Guaranty of Terra Industries Inc. of even date herewith.

B.

Buyer agrees to be responsible for any Damages arising in connection with (i) Buyer’s breach of any representation or warranty in this Agreement, (ii) the default by Buyer in the performance of its covenants and agreements herein, (iii) following Delivery to Buyer or Nelson

Brothers at the applicable Delivery Point, the storage, handling, transportation, use, and sale of the Products, or (iv) the negligence or willful misconduct of Buyer’s employees and Buyer’s agents or subcontractors, or any of their employees, in each instance to the fullest extent permitted by law, and Buyer hereby agrees to protect, defend, indemnify, and hold Seller, its parent company, partners, subsidiaries and any other related or Affiliated Companies, and their respective directors, officers, employees, attorneys-in-fact, agents, and Affiliated Companies, (collectively the “Seller Indemnitees”) free and harmless from and against any and all such Damages incurred by any Seller Indemnitee or arising in favor of any governmental agencies, third parties, contractors or subcontractors, regardless of whether such Damages are to the Seller Indemnitees, the employees or officers of either or any other persons or entity. The duty to defend, protect, indemnify and save the Seller Indemnitees harmless referred to in the preceding sentence shall include, but not be limited to, Damages which result from the comparative, concurrent or contributing negligence of any person or entities including, but not limited to, the Seller Indemnitees, their agents, employees or officers. Notwithstanding the foregoing, Buyer shall not be liable for Damages to the extent resulting from the breach of Seller’s warranties or covenants herein or the negligence or willful misconduct of the Seller Indemnitees. Buyer’s duty of indemnification shall survive the termination or expiration of this Agreement. Buyer’s obligations under this Section IX.B. are guaranteed by Orica Investments Pty. Ltd. pursuant to that certain Continuing Guaranty of Orica Investments Pty. Ltd. of even date herewith. Buyer hereby represents that Orica Investments Pty. Ltd. is the direct wholly-owned subsidiary of Orica Limited and presently owns substantially all of the equity interests of Buyer’s non-Australian Affiliates.

C.

IN NO EVENT SHALL EITHER SELLER OR BUYER BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES IN TORT OR CONTRACT. FURTHERMORE, NEITHER SELLER NOR BUYER SHALL BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES UNDER ANY PROVISION OF THIS AGREEMENT FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES OR BUSINESS INTERRUPTION. THE PRECEDING SENTENCES SHALL NOT BE CONSTRUED, HOWEVER, AS LIMITING THE OBLIGATION OF EITHER SELLER OR BUYER TO INDEMNIFY THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR PUNITIVE,

EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, OR FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES OR BUSINESS INTERRUPTION.

D.	If there occurs an event that either Party asserts is an indemnifiable event pursuant to Section IX.A. or IX.B., the Party seeking indemnification (the “Indemnified Party”) shall promptly provide notice (the “Notice of Claim”) to the other Party or Parties obligated to provide indemnification (the “Indemnifying Party”). Providing the Notice of Claim shall be a condition precedent to any Liability of the Indemnifying Party hereunder, and the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder, but only if and to the extent that such failure materially prejudices the Indemnifying Party hereunder. If the Indemnified Party provides a Notice of Claim to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to such Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the Indemnified Party reasonably believes that counsel for the Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest, then the Indemnified Party shall have the right to its own defense by counsel (limited to one firm) of its own choosing and at the sole cost and expense of the Indemnifying Party. The Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in the defense against any such asserted Liability. In any event, the Indemnified Party shall have the right to participate at its own expense in the defense of such asserted Liability. No Indemnifying Party, in the defense of any Claim shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the release of the Indemnified Party from all Liability in respect to such Claim or that does not solely require the payment of money damages by the Indemnifying Party. The Indemnifying Party agrees to afford the Indemnified Party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such Persons. In no event shall the Indemnifying Party, without the written consent of the Indemnified Party, settle any Claim on terms that provide for (i) a criminal sanction against the Indemnified Party or (ii) injunctive relief affecting the Indemnified Party.

E.	Upon receipt of a Notice of Claim, the Indemnifying Party shall have twenty (20) calendar days to contest its indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (the “Contest Notice”); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Damage in respect thereof has not yet been determined, such twenty (20) day period in respect of, but only in respect of the amount of the Damage, shall not commence until a further written notice (the “Notice of Liability”) has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Damage incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the Claim, and if the objection relates to the amount of the Damages asserted, the amount, if any, that the Indemnifying Party believes is due the Indemnified Party, and any undisputed amount shall be promptly paid over to the Indemnified Party. If no such Contest Notice is given within such twenty (20) day period, the obligation of the Indemnifying Party to pay the Indemnified Party the amount of the Damage set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party.

F.	If the Indemnifying Party fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Indemnified Party, without waiving its right to indemnification, may assume, at the cost of the Indemnifying Party, the defense and settlement of such Claim; provided, however, that (i) the Indemnifying Party shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (ii) the Indemnifying Party shall cooperate with the Indemnified Party in the defense and settlement of such Claim in any manner reasonably requested by the Indemnified Party and (iii) the Indemnified Party shall not settle such Claim without soliciting the views of the Indemnifying Party and giving them due consideration.

G.	The Indemnifying Party shall make any payment required to be made under this Article in cash and on demand. Any payments required to be paid by an Indemnifying Party under this Article that are not paid within five (5) business days of the date on which such obligation becomes final shall thereafter be deemed delinquent, and the Indemnifying Party shall pay to the Indemnified Party, immediately upon demand, interest at the rate of ten percent (10%) per annum, not to exceed the maximum nonusurious rate allowed by applicable Law, from the date such payment becomes delinquent to the date of payment of such delinquent sums, which interest shall be considered to be Damages of the Indemnified Party.

X. TAXES

To the extent legally permissible, all present and future taxes relating to the Products wherein the taxation is coincident with or subsequent to title passing to Buyer shall be for the account of Buyer and all other taxes shall be for the account of Seller, except to the extent that any such taxes are attributable to Buyer’s income or included in the costs used to calculate the Price in accordance with Article VI. hereof.

XI. EVENT OF FORCE MAJEURE

A.	Neither Party will be liable for failure to perform or for delay in performing this Agreement where such failure or delay is caused by an Event of Force Majeure. The obligated Party’s obligation to perform its undertakings shall be excused during the period such Event of Force Majeure shall continue; provided, however, that an Event of Force Majeure shall not excuse or delay any payment obligation hereunder; and provided further that the Party asserting an Event of Force Majeure shall use its commercially reasonable efforts to overcome the Event of Force Majeure. The Party asserting that an Event of Force Majeure has occurred shall send the other Party notice thereof within three (3) days after the beginning of such claimed Event of Force Majeure setting forth a description of the Event of Force Majeure, an estimate of its effect upon the Party’s ability to perform its obligations under this Agreement and the expected duration thereof. The notice shall be supplemented by such other information or documentation as the Party receiving the notice may reasonably request. As soon as possible after the cessation of any Event of Force Majeure, the Party which asserted such event shall give the other Party notice of such cessation. Whenever possible, each Party shall give the other Party notice of any threatened or impending Event of Force Majeure.

B.	In the event Seller or Buyer experiences an Event of Force Majeure that lasts for or is anticipated to last for more than one hundred eighty (180) consecutive days, either Seller or Buyer shall have the right to terminate this Agreement.

C.

In the event that Seller’s Deliveries of Products from the Facility are impeded due to an Event of Force Majeure, Seller shall apportion deliveries of Products among its contract customers (including regular customers not then under contract) and Seller’s then existing requirements on a pro-rata basis, and Seller shall not be obligated to take any action which would increase its costs of performing this Agreement above the costs which it would have incurred in the absence of such Event of Force Majeure. At the option of either Party, the number of Tons of each Product that a Party exercising its right under this Section is excused from delivering or receiving by reason of Event of Force Majeure shall no longer be subject to this Agreement. The Term of the Agreement may be extended by mutual agreement of the Parties for any period to allow Delivery of Products not Delivered, purchased or accepted due to an Event of Force Majeure. The Purchase Price for such Product shall be as set forth in Section VI., calculated for the Month that the Product is actually Delivered.

XII. REVIEW MEETINGS; REPORTING

A.	The Parties shall meet at least twice each Contract Year at mutually agreeable times to review the operation of, and discuss issues relating to, this Agreement.

B.	In order to permit Buyer to monitor the costs of the Conversion Project and the cost components of the Price, Seller shall furnish to Buyer on a Monthly basis reasonably detailed reports concerning such costs.

XIII. HARDSHIP

A.	If, at any time during the Term of this Agreement, a change occurs which substantially adversely affects either Party (as applicable, the “Affected Party”), other than a change of the nature described in Article XX, as a result of which the Affected Party incurs or would be likely to incur substantial hardship in complying with the provisions of this Agreement, then the Affected Party may notify the other Party (the “Non-Affected Party”) in writing that the Affected Party wishes to discuss the terms and performance of this Agreement in light of such changed conditions.

B.	Within thirty (30) days after delivery of any notice under Section XIII.A above, the Parties shall meet at a mutually acceptable time and place to discuss in good faith the means, if any, to relieve such hardship in a manner equitable to both Parties, and at such meeting the Affected Party shall make available to the Non-Affected Party such data and information as the Affected Party deems necessary to justify its request for relief. For the avoidance of doubt, nothing in this Section XIII.B shall alter the rights and obligations of the Parties under this Agreement in any way except to the extent that the Parties agree to do so in writing at or following any such meeting.

XIV. TERMINATION

A.

Subject to Section VII.E. hereof, if Buyer shall be late in making any payment for Products hereunder (other than late payments that result from Seller’s negligence or omission) and such delay shall continue for a period of fifteen (15) days after notice thereof is delivered by Seller to Buyer, Seller may, at its sole discretion by notice to Buyer, elect one or more of the following remedies:

1.	Cease to make any further Delivery hereunder until Buyer has made up the late payment and has taken steps to assure Seller that there shall be no such delinquencies in the future;

2.	Refuse to make any further Deliveries hereunder except upon cash payments on Delivery; or

3.	Require that all late payments bear interest from the due date to the date of payment in full at a rate of 18% per annum;

provided, however, that if Buyer shall be late in making any payment for Products hereunder (other than late payments that result from Seller’s negligence or omission) and such delay shall continue for a total period of thirty (30) days after the aforesaid notice thereof is delivered by Seller to Buyer then Seller may, at its option by notice to Buyer, terminate this Agreement. The election by Seller of any of the above courses of action shall in no way limit any other remedies available to Seller in law or in equity for Buyer’s failure to pay the Price.

B.	If either Party shall:

1.	Voluntarily petition, or be the subject of such a petition, under or otherwise seek the benefit of any bankruptcy, reorganization, arrangement or insolvency law; or

2.	Make a general assignment for the benefit of creditors; or be adjudicated bankrupt or insolvent; or

3.	Allow a receiver or trustee of its business to be appointed; or

4.	Fail to perform any part of this Agreement (other than as is excused under another provision hereof) and upon notice of such failure by the other Party, fail to remedy the same within thirty (30) days of such notice;

then, in any of said events, this Agreement may be terminated at the option of the other Party, effective as of the date set forth in the terminating Party’s notice, and the terminating Party shall retain all of its rights and remedies at law or in equity.

XV. RIGHTS NOT WAIVED

The waiver by either Party hereto of any breach of this Agreement by the other Party hereto shall not be deemed to be a waiver of any succeeding or other breach of this Agreement. Each and every right, power and remedy may be exercised from time to time and so often and in such order as may be deemed expedient by the Party, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter, any other right, power or remedy.

XVI. NOTICES

Except as otherwise provided herein, any notices, requests or other communications required or permitted by any provision of this Agreement shall be in writing and shall be deemed delivered if delivered by hand or mailed by U.S. Postal Service, postage prepaid, by registered or certified mail, nationally recognized overnight courier, or sent by facsimile and

if to Seller, addressed to:	or, if to Buyer, addressed to:

Terra Industries Inc. 600 Fourth Street Sioux City, Iowa 51101 Fax (712) 233-5586 Contact Name: Joe Giesler	Orica USA Inc. 33101 East Quincy Avenue Watkins, Colorado 80137 Fax (303) 268-5251 Contact Name: President

with a copy to:	with a copy to:

Terra Industries Inc. 600 Fourth Street Sioux City, Iowa 51101 Fax (712) 233-5586 Contact Name: General Counsel	Orica USA Inc. 33101 East Quincy Avenue Watkins, Colorado 80137 Fax (303) 268-5252 Contact Name: General Counsel

Any Party may change the address to which notices are to be given by mailing written notice thereof to the other Party as provided above.

XVII. ASSIGNMENT

Neither Party shall assign any of its rights and obligations under this Agreement to a third party without first having obtained the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or denied; provided, however, either Party with prior notice to the other shall be permitted to assign its rights and obligations under this Agreement to the successor of the assigning Party as a result of a statutory merger or consolidation or to the purchaser of all or substantially all of such Party’s assets, or to an Affiliated Company which has the capability (as determined by the non-assigning Party in the exercise of its reasonable discretion) to perform the assigning Party’s obligations hereunder (collectively a “Permitted Successor or Assign”). From and after the effective date of any assignment of this Agreement, and the rights and obligations hereunder, which has been consented to in writing by the non-assigning Party, the assigning Party shall be deemed released from all obligations and liabilities hereunder which are based on acts, omissions, facts, events or circumstances first arising, occurring or existing after the effective date of the assignment. The rights and obligations of the Parties herein set forth shall inure to and be binding upon Permitted Successors and Assigns. For the purpose of this Agreement, an “Affiliated Company” shall mean any corporation or other business enterprise which directly or indirectly controls, is controlled by, or is under common control with the Party; and for the purpose of this definition, a corporation that directly or indirectly has the power to vote more than fifty percent (50%) of the shares or other securities at the time entitled to vote upon the election of directors or managers of a second corporation shall be deemed to control the second corporation. Notwithstanding the foregoing, in the event either Party intends to sell or otherwise transfer all or substantially all of its assets to which this Agreement relates to a third party purchaser or other transferee, or transfer this Agreement to an Affiliated Company, the selling Party shall, unless prohibited by confidentiality undertaking, notify the other Party at least sixty (60) days before the closing of such transaction. The selling Party shall also require its purchaser or transferee to assume the selling Party’s rights and obligations under this Agreement upon the closing of such transaction. Any assignment or attempted assignment in contravention of the foregoing shall be null and void, shall be considered a material breach of the Agreement and shall permit the other Party in addition to any other rights which it may have, forthwith to terminate this Agreement.

XVIII. INDEPENDENT CONTRACTOR

Seller shall be an independent contractor, and neither Seller nor its Affiliated Companies are servants, agents or employees of Buyer. Seller shall perform its obligations under this Agreement by its own means and methods, it being understood that Buyer is interested only in the Delivery of Products to the applicable Delivery Point in accordance with this Agreement. As an independent contractor, Seller shall be responsible for (i) all applicable state, federal, and other payroll taxes, including contributions and taxes assessed against any amounts paid to its agents or wages paid to its employees in connection with its obligations under this Agreement, and (ii) any and all taxes or charges imposed by any governmental authority based upon or measured by Seller’s income or receipts, including without limitation any federal, state or local income or franchise taxes. In addition, neither this Agreement nor any of the services provided under this Agreement shall be deemed to create a partnership, joint venture or any other cooperative arrangement between Buyer and Seller or the Affiliated Companies of either Party with respect to the subject matter of this Agreement.

XIX. NON-COMPETITION

A.	Subject to the provisions of Section III.C, the remainder of this Article XIX and Article XX, during the Term, neither Seller nor any Seller Affiliated Company shall sell any Products or AGAN manufactured at the Plant into, or for distribution or use in, Commercial Explosives applications in the Territory nor sell said Products or AGAN to any Person who Seller reasonably believes is likely to distribute or use them in Commercial Explosives applications in the Territory.

B.	In the event that Buyer terminates this Agreement pursuant to Section XIV.B.4 or XVII. hereof, and Buyer does not notify Seller pursuant to Section 3.5(d) of the Conversion Agreement of Buyer’s intention to purchase the Conversion Kit (as defined therein), then the provisions of Section XIX.A. shall continue for a period of one year from the date of termination of this Agreement. If instead Buyer notifies Seller pursuant to Section 3.5(d) of the Conversion Agreement of Buyer’s intention to purchase the Conversion Kit (as defined therein), and Seller is able to convey the Conversion Kit to Buyer together with a release by Seller’s lenders, in a form and substance reasonably satisfactory to Buyer, of all liens and security interests (if applicable) on the Conversion Kit, then the provisions of Section XIX.A. shall continue for a period of one year from the date of termination of this Agreement. If instead Seller is unable to convey the Conversion Kit to Buyer or is unable to provide Buyer with a release by Seller’s lenders, in a form and substance reasonably satisfactory to Buyer, of all liens and security interests (if applicable) on the Conversion Kit, then the provisions of Section XIX.A. shall continue for a period of two years from the date of termination of this Agreement.

C.	In the event that Seller or any Seller Affiliated Company shall

1.	Decide, or be solicited, to develop any of their plants as of the Effective Date (other than the Plant) for the manufacture of IGAN for sale or use in Commercial Explosives applications in the Territory; or

2.	Decide, or be solicited, to commence the sale of AGAN or ANS from any of their plants (other than the Plant) as of the Effective Date for use in Commercial Explosives applications in the Territory; then

Seller or the relevant Seller Affiliated Company shall notify Buyer before initiating substantive discussions with the soliciting party or any other suppliers or users of Commercial Explosives and Seller or the relevant Seller Affiliated Company shall not initiate substantive discussions with the soliciting party or any other suppliers or users of

Commercial Explosives until Seller has complied with the following provisions. Seller agrees, and shall cause the relevant Seller Affiliated Company, to meet with Buyer at a mutually acceptable time and place to discuss in good faith Buyer’s interest in acquiring distribution rights with respect to such sales. Seller or Seller Affiliated Company shall make available to the Buyer such data and information as the Buyer deems reasonably necessary to evaluate the proposed distribution rights. If Seller or such Seller Affiliated Company and Buyer do not reach agreement upon the terms of such distribution rights, and Seller or such Seller Affiliated Company thereafter sells IGAN, AGAN or ANS from its plants (other than the Plant) for sale or use in Commercial Explosives applications in the Territory, then, unless otherwise agreed, Buyer shall be considered to have purchased such products for the purposes of Article III.B. of this Agreement.

D.	Notwithstanding the provisions of Section XIX.A, Seller may (i) sell ANS and AGAN for use in Commercial Explosives applications in the Territory, provided that such Products are supplied as of June 1, 2005 pursuant to written agreements between Seller and its customers existing on such date, including any extensions of such written agreements for substantially the same volumes, and (ii) sell Products (without regard to Specifications) and other products manufactured by or on behalf of Seller for use outside Commercial Explosives applications. Buyer shall have the right to engage a third party auditor to confirm Seller’s compliance with this clause. If the auditor confirms Seller’s compliance, then such audit will be at Buyer’s expense. If the auditor determines that Seller is not in compliance, Seller shall cease the activity which contravenes this Subsection and such audit will be at Seller’s expense.

XX. #2 PRILLING PLANT CONVERSION

If, as a result of actual or imminent regulatory changes which significantly reduce Seller’s sales volumes of AGAN at the Plant, Seller decides to initiate the conversion of its #2 prilling plant at the Plant (the “#2 IGAN Project”) to enable manufacture of the full output of such #2 prilling plant as IGAN (the “Output”), then Seller shall notify Buyer of its decision before initiating discussions with any other suppliers or users of Commercial Explosives and Seller shall not initiate discussions with any other suppliers or users of Commercial Explosives until Seller has complied with the following provisions. Within thirty (30) days of Seller’s notice, Seller and Buyer shall meet to discuss the participation of Buyer in the #2 IGAN Project and marketing by Buyer of the Output.

A.	If the Parties reach agreement, then this Agreement shall continue in full force and effect, modified only to the extent necessary to reflect the additional agreement of the Parties.

B.	If the Parties do not reach agreement, but Seller proceeds with the #2 IGAN Project and markets any or all of the Output to another supplier or suppliers of Commercial Explosives, then this Agreement shall continue in full force and effect, and the provisions of Section XIX.A shall not be construed to prevent such sales so long as Seller’s price to the other supplier or suppliers is not less than the then-current Price hereunder for IGAN plus the allocable portion of the Facility Fee, if any. Buyer shall have the right to engage a third party auditor to confirm Seller’s compliance. If the auditor confirms Seller’s compliance, then such audit will be at Buyer’s expense. If the auditor determines that Seller is not in compliance, then such audit will be at Seller’s expense and Seller will make the necessary price adjustments and payments to Buyer.

C.	If the Parties do not reach agreement, but Seller proceeds with the #2 IGAN Project and markets any or all of the Output directly to users of Commercial Explosives, then this Agreement shall continue in full force and effect and the provisions of Section XIX.A shall not be construed to prevent such sales; provided, however, that Buyer shall have the right, but not the obligation, to terminate this Agreement at any time thereafter upon three (3) year’s notice to Seller.

XXI. AUDIT RIGHT

A.	During the Term, Seller shall keep and maintain proper, detailed, accurate and complete records and supporting documentation, regardless of the medium by which they are created or stored, in respect of all matters relating to this Agreement (collectively, the “Records”). Seller shall keep and retain all Records for a period of 24 Months after the end of any Contract Year to which the Records relate (“Record Retention Period”).

B.	Buyer acknowledges and agrees that the Records of Seller contain sensitive and confidential information, the disclosure of which would cause irreparable injury to Seller.

C.

At any time prior to the expiry of the Record Retention Period, Buyer may, in order to verify and validate the calculation of any formula or the amount of any Price, payment or cost under this Agreement or the quantity of Products delivered hereunder, audit the Records of Seller. Audits shall be carried out at any time prior to the expiry of the Record Retention Period, during normal business hours but upon prior written request to Seller. Buyer may enter the business premises of Seller where the Records are located, and inspect, audit and copy any or all of the Records. Each Party shall co-operate with the other Party in carrying out the inspection, audit and copying of such Records including, without limitation, by providing access to, and assistance with, all computer systems and other electronic means by which any such Records may be kept. The inspection of any or all of the Records by Buyer, from time to time, shall be performed at Buyer’s own cost and expense provided that if such inspection determines that the calculations made by Seller are less than 99% accurate on average during the Months covered by the audit, then the costs of the audit shall be borne by Seller.

D.	If Buyer identifies an error in the calculation of any amount, the applicable invoice in which the error was determined shall be increased or decreased, as the case may be, by an amount equal to such overpayment or such underpayment, as the case may be.

XXII. ENTIRE AGREEMENT/AMENDMENT

This Agreement, the Exhibits hereto, the Related Agreements and the Side Letter Agreement constitute the entire agreement among the Parties and supersede all prior agreements and understandings, oral or written, among the Parties hereto with respect to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.This Agreement may be amended only by a written document signed by duly authorized representatives of each of the Parties hereto. Any printed terms or conditions contained in any printed forms used in placing or acknowledging orders hereunder, or otherwise used in any way in connection with the sale and purchase provided for in this Agreement, shall not have the effect of modifying or amending this Agreement in any respect.

XXIII. CONFIDENTIALITY

A.	Buyer and Seller shall maintain in confidence all information concerning Seller’s costs and Price realizations to be disclosed to Buyer in connection with Seller’s performance under this Agreement. Such information shall be disclosed to no person or entity other than Buyer’s and Nelson Brothers’ officers and other personnel who need to know the same in connection with Buyer’s performance under this Agreement, and such officers and other personnel shall be advised of the confidential nature of such information. Each Party shall take all reasonable precautions to prevent such information from being acquired by any unauthorized person, firm or company. Buyer shall be obligated to obtain an appropriate confidentiality agreement from Nelson Brothers regarding such information, or in the absence of any such agreement, Buyer shall be responsible for any breach of this provision by Nelson Brothers or its officers or other personnel.

B.	Except as required by applicable securities law, neither Buyer nor Seller shall advertise, circulate, or release any information regarding this

Agreement to any person, organization, news agency, or media without written consent of the other Party. However, Buyer shall be entitled to provide Buyer’s customers, including without limitation Nelson Brothers, with information Seller may approve to assure such customers that Buyer will be able to supply the customers’ needs. Seller shall be entitled to provide Seller’s suppliers, and any other parties as necessary with such information as Buyer shall approve to enable the supply of Products under this Agreement.

XXIV. SECTION HEADINGS

Section headings are for the convenience of the Parties and are not considered parts of the Agreement, it being stipulated that any headings in conflict with the substantive provisions of the Agreement shall have no force and effect.

XXV. LEGAL COMPLIANCE

Each Party shall be subject to all applicable laws, rules, regulations and ordinances issued by any national, state or local regulatory or governing body and may act in accordance therewith until such time as the same may be repealed or held invalid by final judgment in a court of competent jurisdiction.

XXVI. DISPUTE RESOLUTION

A.	This process may be initiated by either Party by notice to the other Party. Except as otherwise expressly provided in this Agreement, and except to the extent a Party deems it reasonably necessary to seek immediate injunctive or equitable relief, in which event a Party may seek such relief to protect its interests in an appropriate forum, in the event of any controversy arising out of or relating to this Agreement, or any breach thereof, the Parties agree for a period of thirty (30) days following notification that a controversy or breach has arisen or occurred to attempt in good faith to resolve any such controversy or breach between the respective officers for each Party who are responsible for the administration of this Agreement. Despite any injunctive relief, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation, including, without limitation, contractual limitation periods provided for in this Agreement, shall be tolled while the procedures specified in this Section XXVI. are pending. The Parties will take all actions, if any, necessary to effectuate the tolling of any applicable statutes of limitation. If such senior officers are unable to resolve the controversy or breach within the said thirty (30) days, then the Parties shall submit the dispute to the President of each Party for resolution for a period of fifteen (15) days. If the Parties’ respective Presidents resolve the controversy or breach, the Parties will adhere to their resolution, and make such amendments to this Agreement as may be necessary.

B.	In the event the Presidents are unable to resolve the controversy or breach within said fifteen (15) days, either Party may submit the controversy or breach to binding arbitration by notice to the other Party and the American Arbitration Association. The Parties agree that this Agreement affects interstate commerce. The Parties further agree that such binding arbitration shall be settled exclusively in Wilmington, Delaware (unless the Parties mutually agree to another location for convenience of the Parties and witnesses) pursuant to the provisions of the Federal Arbitration Act and according to the Commercial Rules of the American Arbitration Association then in effect in the State of Delaware. The arbitrator shall be chosen from a panel of five (5) retired federal judges provided by the American Arbitration Association. Alternate strikes shall be made to the panel commencing with the Party requesting the arbitration until one name remains. Such individual shall be the arbitrator for the dispute and shall be appointed within thirty (30) days of the date of the demand for arbitration by one of the Parties to this Agreement. The Party requesting the arbitration shall notify the arbitrator who shall hold a hearing(s) within ninety (90) days of the notice. The arbitrator shall render a decision within sixty (60) days after the conclusion of the hearing(s). In all arbitration proceedings, with respect to each particular dispute, the arbitrator shall be required to approve either the position advocated by Seller or the position advocated by Buyer, whichever best reflects and implements the purposes and intent of this Agreement. Any decision rendered by the arbitrator which does not reflect either a position advocated by Seller or a position advocated by Buyer shall be beyond the scope of authority granted to the arbitrator and the issue in question will be returned to the arbitrator for a decision consistent with the terms of this Section. The decision of the arbitrator shall be in writing and shall be final and binding upon the Parties as to the controversy or breach submitted. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All American Arbitration Association fees and the fees and expenses of the arbitrator will be divided equally between the Parties. The attorneys’ fees and other arbitration costs and expenses of the Parties shall be borne by the Party whose contention was not upheld by the arbitrator, except to the extent the arbitrator rules otherwise.

XXVII. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have executed this Agreement the year and day above stated by their respective officers thereunto duly authorized.

(“Seller”)	Terra Mississippi Nitrogen, Inc.

	By:	/s/ Michael L. Bennett
	Printed Name:	Michael L. Bennett
	Title:	President

(“Buyer”)	Orica USA Inc.

	By:	/s/ Don Brinker
	Printed Name:	Don Brinker
	Title:	President & CEO

EXHIBIT A

PRICE

[The following calculations are provided as examples]

SAMPLE PRICE CALCULATION

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

****************************************

Yazoo City AN Synthesis April 2005
$ per short ton
Ammonia Based Version	ANS	IGAN	Comments

****************************************

****************************************	**************		Note: Verbatum.

****************************************	**************		Note: Verbatum.

****************************************	**************		Note: Verbatum.

****************************************

****************************************	**************		Note: Verbatum.

****************************************	**************		Note: Verbatum.

****************************************	**************		Note: Verbatum.

****************************************	**************		Note: Verbatum, modified by Section VI. A. I. a.

****************************************	**************		Note: Verbatum.

****************************************

****************************************	**************		****************************************

****************************************	**************

****************************************	**************		****************************************

****************************************	**************

****************************************	**************

****************************************	**************

Shipped ANS Price To Orica – Tranche # 1	**************

SAMPLE PRICE CALCULATION

Yazoo City ANF (to be the “Facility”) April 2005
$ per short ton
Feedstock Version	ANS	IGAN	Comments

****************************************

****************************************	**************

****************************************	**************		****************************************

****************************************	**************	**************	Note: Conversion factor of 0.9885 tons per ton.

****************************************		**************	Note: Inclusive of additives and coatings.

****************************************		**************

****************************************

****************************************			Note: Verbatum.

****************************************			Note: Verbatum.

****************************************			Note: Verbatum.

****************************************			Note: Verbatum, modified by Section VI. A. 2. a. vi.

IGAN Price To Orica		**************

SAMPLE PRICE CALCULATION

Base Shipped ANS Price To Orica - Tranche # 2	**************	per ton of ANS

Base NYMEX Henry Hub Natural Gas Price	**************	per MMBtu of natural gas

"Natural Gas To ANS" Usage Factor	**************	MMBtu of natural gas per ton of ANS

Market Center Spot Gas Price, South Louisiana Henry Hub Natural Gas Price (example July 2005)	**************	per MMBtu of natural gas

Month Shipped ANS Price To Orica - Tranche # 2	**************	per ton of ANS

EXHIBIT B - Specifications

IGAN (complying with UN1942, Class 5.1 requirements)

Property	Specification Range	Typical
Total Nitrogen, wt%	34.0 Min.	34.6

Bulk Density, lb/ft3	46.0 Min. to 54.0 Max.	48.0

Bulk Density, g/cm3	0.74 Min. to 0.84 Max.	0.78

Oil Absorption, wt%	6.0 Min. to 13.0 Max.	10.4

Moisture, wt%	0.15 Max.	0.06

Organic coating, wt%	0.06 to 0.09 Max.	0.08

Total organics, wt%	0.2 Max

pH (10% solution)	4.5 Min. to 5.7 Max.	5.3

Friability	5.0 Min. to 18.0 Max	10.0

Prill Size Distribution Screen Analysis (U.S. Standard)

+6 Mesh, wt%	0.0 Max.	0.0
+14 Mesh, wt%	90.0 Min.	95.0
+20 Mesh, wt%	97.0 Min.	98.5
-20 Mesh, wt%	3.0 Max.	1.5

Ammonium Nitrate Solution

Chemical	Specification Range	Typical
Ammonium Nitrate, wt%	83.5 Min. to 88.0 Max.	84.0

pH	5.0 Min. to 6.0 Max.	5.2

Temperature, [0]F	230 Min. to 250 Max.	235 to 245

Appearance	Clear of clay or other foreign material.

Physical (dependent upon concentration)

Specific Gravity, 200 [0]F	1.36	1.36

Salt out temperature, [0]F	156 to 188	160

Density, lb/gal @ 200 [0]F	11.35	11.35

B-1